Exhibit 1.2

Articles of Association

Of

COLLPLANT BIOTECHNOLOGIES LTD*

Section		Page
1-6	Interpretation	2-3
7	Name of the Company	4
8	Company goals	4
9	Purpose of the Company	4
10	Registered share capital	4
11	Liability of shareholders	4
12	Public company	4
13-19	Shares	5
20-24	Share certificate; bearer share certificate	5-6
25-30	Calls for payment	6-7
31-41	Forfeiture and lien on shares	7-8
42-50	Transfer and delivery of shares	8-9
51-53	Redeemable securities	9
54-56	Change in capital	9-10
57-64	General meetings	10-12
65-75	Voting rights	12-13
76-84	Deliberations and passing of resolutions at the General Meetings	13-14
85-93	The Board of Directors	14-15
94-96	Powers and responsibilities of the Board of Directors	15-16
97-107	Meetings of the Board of Directors	16-17
108-111	Board Committees	17
112-114	Chief Executive Officer	18
115-116	Officers	18
117-120	The internal auditor	18
121-124	The auditor	18
125-128	Effect of actions and approval of ordinary transactions	19
129	Distribution	19
130-137	Dividend and bonus shares	19-20
138	Merger	20
139-141	Minutes	20
142-144	Shareholders’ Register	20-21
145-149	Notices	21
150	Liquidation of the Company	21
151	Exemption from liability	22
152	Liability insurance	22
153-156	Indemnification	22-23
157	Binding the Company	23
158	Amendment of Articles	23

*Previously CollPlant Holdings Ltd.; previously S.L.G. (Textile) Ltd; previously Portfolio Green Ltd.

Interpretation

1.	In these Articles, the following terms shall have the respective meanings as follows, unless the written text requires otherwise:

“Person”	—	Including a corporation;

“Shareholder”	—	A registered and/or an unregistered shareholder. In the event of a record date within its meaning in Section 182 of the Companies Law, a shareholder who was a shareholder on the record date shall be deemed as a shareholder;

“Registered shareholder”	—	A shareholder who is registered in the Shareholders’ Register of the Company;

“Unregistered shareholder”	—	A shareholder in whose favor a share is registered by a stock exchange member and the said share is included among the shares included in the Shareholders’ Register of the Company in the name of a nominee company.

“Stock Exchange”	—	Tel Aviv Stock Exchange Ltd;

“The Board of Directors”	—	The board of directors that was lawfully elected in accordance with the provisions set forth in these Articles;

“Director”	—	A member of the Board of Directors of the Company and whoever serves as director irrespective of his title;

“Companies Law”	—	Companies Law 5759-1999, as amended from time to time and the regulations set forth or that will be set forth thereunder;

“The Law”	—	The Companies Law, the Securities Law 5728-1968 as amended from time to time and the regulations set forth or that will be set forth thereunder and any other law that is in effect in connection with companies and that applies to the Company at the time;

“The Company”	—	The Company specified above;

“The Register”	—	The Shareholders’ Register kept in accordance with the provisions set forth in Section 127 of the Companies Law and, if the Company holds another register outside Israel — any additional register as the case may be;

“The Office”	—	The registered office of the Company in its address at the time, which will be changed in accordance with the instructions set forth by the Board of Directors of the Company;

“In writing”	—	Print, lithography, photocopy, telegram, telex, fax, email, and any other form of work or print of words in a visible manner;

“Securities”	—	Including shares, bonds, capital notes, certificates and other instruments conferring the right to sell, convert or sell for such instruments;

“Companies Ordinance”	—	Companies Ordinance [New Version] 5743-1983;

“The Articles”	—	The Articles of Association of the Company as specified herein or as will be amended.

2.	The provisions set forth in Sections 2, 3, 4, 5, 6, 7, 8, 10 of the Interpretation Law 5741-1981 shall apply also to the interpretation of the Articles, mutatis mutandis, unless there is no other provision regarding the matter under discussion and if the matter under discussion or context thereof contain any statement that is not consistent with such application as aforesaid.

3.	Save as provided in this section, each word and expression in the Articles shall have the meaning assigned to them in the Companies Law unless such meaning is in contradiction to the subject matter or content of the stated.

4.	Provisions which can be made the subject of conditions, shall apply to the company unless stated otherwise herein in these Articles, and in any event of conflict between the said provisions of the Companies Law and these Articles, the provisions of these Articles shall prevail.

5.	Should these Articles make reference to a provision in the Companies Law and the said provision was amended or canceled, the said provision shall be deemed to be in effect and as part of the Articles unless this is prohibited by law.

6.	Anywhere in these Articles where the requisite majority to pass a resolution in the General Meeting or in the Board of Directors is not indicated, the requisite majority for the purpose of passing the said resolution shall be deemed as an ordinary majority.

Name of the Company

7.	The name of the Company is as follows:

In Hebrew: [bilingual text]

In English: CollPlant Biotechnologies Ltd.

Company goals

8.	The Company may engage in any lawful business subject to the Company goals that are specified in the Memorandum of Association of the Company.

Purpose of the Company

9.	The purpose of the Company is to act in accordance with business considerations to increase its profit, however, the Company may donate a reasonable amount for a worthy cause even if the donation is not part of the business considerations of the Company as specified above and at the discretion of the Board of Directors of the Company.

Registered share capital

10.

(a)	The registered share capital of the Company is NIS 45,000,000 subdivided into 30,000,000 ordinary shares NIS 1.5 par value each (hereinafter: “The Shares”).

(b)	All ordinary shares shall have equal rights among them for all intents and purposes and each ordinary share in respect of which all calls for payment were fully repaid shall confer on its holder:

(1)	The right to be invited and attend all General Meetings of the Company and the right for one vote in respect of each ordinary share he holds in each vote at every Company General Meeting he attended;

(2)	The right to receive dividends if and when distributed and the right to receive bonus shares, if distributed;

(3)	The right to participate in the distribution of the assets of the Company upon its liquidation.

Liability of shareholders

11.	The liability of shareholders is limited, as specified in the Memorandum of Association of the Company and in the Companies Law. For the purpose of this matter each shareholder is liable solely for repayment of the par value of his shares. In the event the Company allotted shares for a price lower than their par value, the liability of each shareholder shall be limited for repaying the reduced consideration in respect of each share allotted that shareholder as aforesaid.

Public company

12.	The Company shall be a public company subject to the provisions set forth in the Companies Law, and as long as the shares of the Company are listed for trade in the Stock Exchange or were offered to the public in a prospectus within its meaning in the Securities Law, or were offered to the public outside Israel in accordance with a public offer document that is required by law outside Israel and are held by the public.

Shares

13.	Without derogating from the prior special rights granted to the holders of existing shares in the Company, the Company may issue or allot shares and other securities in preference rights or in deferred rights or issue from the capital that was not yet issued redeemable securities or issue shares with limited rights or other special rights or under restrictions in connection with the distribution of dividends, voting rights, or in connection with other matters, as set forth by the Company from time to time in a resolution that will be passed in the General Meeting by a majority of shareholders.[1]

14.	If at any time the share capital is divided into different classes of shares the Company may, in a resolution passed by an ordinary majority in the General Meeting, unless the terms of issue of the said class of shares stipulate otherwise, convert, expand, add or modify in any other manner the rights, privileges, advantages, restrictions and provisions that are related or not related to one of the classes at the time or as set forth in a resolution passed in the General Meeting in an ordinary majority of the shareholders holding the said class of shares.

15.	The special rights granted to the holders of shares or classes of shares that were issued, including shares in preference rights or in other special rights shall not be deemed to have been modified by the creation or issue of additional shares of equal class unless otherwise stipulated in the terms of allotment of the said shares. The provisions set forth in these Articles regarding General Meetings shall apply to each share class Meeting as aforesaid, mutatis mutandis.

16.	Shares of the Company that are not issued shall be under the supervision of the Board of Directors that may allot the said Shares up to the limit of the registered share capital of the Company to persons, for cash or for any other consideration not in cash, under the same terms and restrictions, whether over their par value, whether for their par value and for a consideration lower than their par value (in accordance with the provisions set forth in the Companies Law) and on the dates that the Board of Directors deems fit, and the Board of Directors shall be entitled to serve to any person a call for payment in respect of such shares as aforesaid at their par value or over their par value or for a consideration lower than their par value during the same period and for the same price and under the same terms as the Board of Directors deems fit.

17.	Upon the allotment of shares the Board of Directors may set out differences between shareholders regarding the amounts of the calls for payment and/or their times of payment.

18.	If, according to the terms of allotment of any share, the payment of the consideration in respect of that share, in whole or in part, is in installments, then each installment as aforesaid shall be paid to the Company at the time of its repayment by the person who is the registered holder of the share at the time or by his legal guardians.

19.	The Company may pay at any time commission to any person for his position as an underwriter or his consent to serve as an underwriter, whether conditionally or not, in respect of any security, including stock bonds of the Company or his consent to sign, whether conditionally or not, any security, bonds or stock bonds of the Company. In any event, the commission may be paid or settled in cash or securities or bonds or bonds stock of the Company.

Share certificate; bearer share certificate

20.	Subject to and in accordance with the provisions set forth in the Companies Law, a share certificate attesting to the proprietary right in the shares shall bear the stamp of the Company or its printed name, in addition to the signature of one director and the secretary or as set forth by the Board of Directors of the Company.

21.	Each registered shareholder (including the nominee company) is entitled to receive from the Company, at his request, one share certificate in respect of the shares listed in his name or, if so approved by the Board of Directors (after paying the amount that the Board of Directors sets from time to time), a number of share certificates each for one or more of the said shares; each share certificate shall indicate the number of shares in respect of which it was issued and the serial numbers of the shares, the par value of the shares and subject to the provisions set forth in the Companies Law.

22.	A share certificate registered in the name of two or more persons shall be delivered to the person whose name is listed first in the Shareholders’ Register with respect to that share among the names of the joint holders, unless all registered holders of that share deliver written instructions to deliver the said share certificate to another registered holder.

[1]	Subject to the provisions set forth in Section 46B of the Securities Law 5728-1968.

23.

(a)	The Company may deliver a bearer share certificate in respect of shares whose full consideration was paid and that shall confer on their holder the rights for the shares specified in it and the right to transfer his rights when transferring the share and the provisions set forth in these Articles regarding transfer of shares shall not apply to the shares specified in the bearer share certificate.

(b)	A shareholder holding a bearer share certificate by law shall be entitled to return the said bearer share certificate to the Company for the purpose of its revocation and conversion into a registered share and shall be entitled to, in consideration of payment of fees as determined by the Board of Directors, that his name shall be listed in the Shareholders’ Register in respect of the shares specified in the bearer share certificate and that a registered share certificate shall be issued for him.

(c)

The holder of a bearer share certificate may deposit the bearer share certificate in the Office and as long as the bearer share certificate is kept in the Office the holder who deposited the certificate shall be entitled to demand to convene a meeting of the Company in accordance with and subject to the provisions set forth in the Companies Law and these Articles, to be present at that meeting, to vote and exercise the rest of the rights granted to a shareholder in each meeting that is convened in accordance with his demand 48 hours after the deposit as if his name was listed in the Shareholders’ Register as the holder of the shares that are listed in the bearer share certificate. Only one person shall be acknowledged as the person who deposited the share and the Company shall be obligated to return the bearer share certificate to the depositing shareholder if the said shareholder so requested in writing at least two days in advance.

In the event the said bearer share certificate was not deposited as aforesaid, the holder of the certificate shall not be entitled to the rights granted under this subsection (c) and shall be entitled to all the other rights granted to a shareholder in the Company, subject to the provisions of these Articles.

24.	If a share certificate or a bearer share certificate is lost, destroyed or mutilated, the Board of Directors may issue a new share certificate or a bearer share certificate in their place and provided that the share certificate or the bearer share certificate were not revoked by the Company or that it was proven to the satisfaction of the Board of Directors that the share certificate or the bearer share certificate were lost or destroyed and the Company received securities to the satisfaction of the Board of Directors in respect of any possible damage, and all for payment, if the Board of Directors decides to impose payment. The provisions set forth in Articles 20-23 above shall also apply to the issuance of a new share certificate, mutatis mutandis.

Calls for payment2

25.	From time to time and at its sole discretion the Board of Directors may serve to shareholders calls for payment for all payments not yet paid in respect of the shares held by each of the shareholders and that, according to the terms of issue of the shares, may not be repaid at fixed times, and each shareholder shall pay to the Company the amount of the call served upon him in the time and the place as set forth by the Board of Directors. A call for payment may be made in installments. The date of the call for payment shall be the date of the resolution of the Board of Directors on the call for payment.

26.	A fourteen (14) days’ advance notice shall be delivered in respect of each call for payment specifying the amount of payment and its place of payment. Notwithstanding the aforesaid, prior to the payment of the said call for payment the Board of Directors may, by delivery of written notice to the shareholders, cancel the call or extend its payment date, and provided that such resolution as aforesaid was passed prior to the payment date of the call for payment.

27.	The joint holders of a share shall be held liable jointly for the payment of all installments and calls for payment that are due in respect of the said share.

28.	If according to the terms of allotment of a share or in any other manner any amount is due on a fixed date or in installments on fixed dates, then such amount or such installment as aforesaid shall be settled as if it was a call for payment duly served and notified by the Board of Directors and the provisions set forth in these Articles regarding calls for payment shall apply to such payment or installment.

29.	If the amount of the call for payment or the installment is not settled on its payment date or prior to this date, the person, who is the holder of the share in respect of which a call for payment was served or for which payment is due, shall pay interest for the amount specified above at a rate to be determined by the Board of Directors from time to time or at a rate that is permissible at the time by law as of the date set for payment and until the date the payment is made, however, the Board of Directors may waive payment of interest, in whole or in part.

[2]	It should be noted that notwithstanding the provisions set forth hereunder, as long as the shareholders of the Company are listed for trade in the Stock Exchange, the Shares of the Company shall be fully paid-up.

30.	If the Board of Directors deems fit, it may receive from a shareholder who desires to advance payments that were not yet called or whose payment date was not yet due and that were not yet settled on account of his shares or any part thereof. The Board of Directors may pay to the shareholders for the payments that were advanced in the manner specified above or a part thereof, interest until the date the payments should have been paid, if these payments had not been forwarded, according to a rate to be agreed upon between the Board of Directors and the shareholder.

Forfeiture of shares and lien on shares3

31.	In the event a shareholder failed to pay the consideration undertaken by him, in whole or in part, on the date and under the terms that were set, whether or not a call for payment was issued, the Board of Directors may at any time deliver notice to the said shareholder and demand from him to pay the unpaid amount together with the interest that accrued, and all expenses that the Company incurred in respect of the said unsettled amount.

32.	The notice shall specify a date that shall be at least fourteen (14) days after the date of notice and a place or places where the call for payment or the installment specified above shall be paid, together with the interest and the expenses as specified above. The notice shall specify that in circumstances of failure to make payment on the date set and in the place set in that notice, the Company may forfeit the Shares in respect of which the call for payment was served or the date of payment of the installment was due.

33.	In the event the demands set forth in the notice specified above are not fulfilled, then, at any time thereafter, prior to paying for the call for payment or paying the interest and the expenses in connection with the said shares, the Board of Directors may, upon passing a resolution to that effect, forfeit the shares in respect of which such notice was delivered as aforesaid. Such forfeiture shall include all dividends that were declared with respect to the forfeited shares and that were not actually paid prior to the forfeiture.

34.	Each share that was forfeited as aforesaid shall be deemed as the property of the Company, and the Board of Directors may, taking into account the provisions set forth in these Articles, sell the said share, reallot it or transfer it in any other manner as it deems fit subject to the provisions set forth in the Companies Law.

35.	Forfeited shares that have not been sold shall be dormant shares and shall not confer any rights on their holders as long as they are held by the Company.

36.	At any time prior to a sale, reallotment or transfer in any other manner of any forfeited share as aforesaid, the Board of Directors may cancel the forfeiture under the terms that the Board of Directors deems fit.

(a)	Each shareholder whose shares were forfeited shall cease to be the holder of the forfeited shares as aforesaid, however, he shall continue to owe to the Company all calls for payment, installments, interest and expenses due on account of or for these shares at the time of forfeiture, in addition to interest for these amounts in respect whereof as of the date of forfeiture and until the payment date in the maximum rate permissible by law at the time unless the forfeited shares were sold and the Company received the full consideration the shareholder undertook to pay in addition to expenses related the sale.

(b)	In the event the consideration obtained following the sale of the forfeited shares exceeded the consideration the holder of the forfeited shares undertook to pay as aforesaid, the shareholder shall be entitled to receive part of the consideration paid in respect whereof, if any, subject to the provisions set forth in the allotment agreement and provided that the consideration left with the Company shall not be lower than the full consideration the holder of the forfeited shares undertook to pay in addition to the expenses in respect of the sale.

37.	The provisions set forth in these Articles regarding the forfeiture of shares shall also apply to circumstances of default in payment of any known amount whose payment date is due on a fixed date in accordance with the terms of issue of the share, as if the said amount was about to be paid by virtue of a call for payment that was duly delivered and notified.

[3]	It should be noted that notwithstanding the provisions set forth hereunder, as long as the shareholders of the Company are listed for trade in the Stock Exchange, the shares of the Company shall be fully paid-up.

38.	The Company shall have seniority in the rights to lien over all shares listed in the name of each shareholder, except for fully paid-up shares, and over the proceeds obtained from their sale for the settlement of the debts and obligations of the said shareholder to the Company, whether by himself or together with any other person, whether or not the settlement date of these debts or the date of fulfillment of these obligations was due or not, irrespective of the cause of the debts, and no equitable right shall be created in respect of any of the shares. The lien and encumbrance specified above shall apply to all the dividends that are declared from time to time over these shares. Unless otherwise decided, the registration of the Company regarding the transfer of shares shall be deemed as waiver on behalf of the Company on the encumbrance or lien (if any) on the shares.

39.	In order to enforce the encumbrance specified above, the Board of Directors may sell the charged shares in any manner it deems fit and at its discretion; however, a share may not be sold if the period specified in Article 32 above has lapsed and a written notice was delivered to the shareholder (or whoever is entitled to receive notice due to the death or bankruptcy or liquidation or receivership) stating that the Company intends to sell the share and the shareholder or whoever is entitled to the share as aforesaid did not pay the debts specified above or failed to fulfill or did not fulfill the obligations specified above for a period of fourteen (14) days as of the date of delivery of this notice.

40.	The proceeds obtained from such sale as aforesaid, after settlement of the sale expenses, shall be used to settle the debts and fulfill the obligations of such shareholder (including the debts, obligations and engagements whose settlement or performance date was not yet due) and the provisions set forth in Article 36(b) shall apply, mutatis mutandis.

41.	In the event of sale after forfeiture or for the purpose of enforcing an encumbrance by exercising the rights granted above, the Board of Directors may appoint a person to sign an instrument of transfer of the share that was sold and record the name of the purchaser in the Shareholders’ Register as the holder of the sold shares, and after the name of the aforesaid person is recorded in the Shareholders’ Register with respect to these shares, the effect of the sale shall not be contested and the sole remedy of any person who was injured by the sale shall be by way of claim of damages solely from the Company.

Transfer and delivery of shares

42.

Each transfer of shares registered in the Shareholders’ Register in the name of a registered shareholder, including transfer by or to the Nominee Company shall be made in writing and provided that the instrument of transfer shall be signed solely by the transferor and the transferee whether by themselves or their representatives and by witnesses to their signature, and the transferor shall be deemed to be the shareholder until the name of the transferee is recorded in the Shareholders’ Register in respect of the transferred Share. Subject to the provisions set forth in the Companies Law, the transfer of shares shall not be recorded unless an instrument of transfer is furnished to the Office of the Company, as specified above.

The instrument of transfer of a share shall be prepared and filled in the form specified hereunder or any substantially similar form or in any ordinary or acceptable form as approved by the Chairman of the Board:

“I                        from                          (“the Transferor”) in consideration of the amount of NIS paid to me by                         from                         (“the Transferee”) do hereby transfer to the Transferee                    shares having the value of NIS                    each numbered from inclusive, of   Ltd to be held by the Transferee, his administrators, guardians and representatives subject to all the conditions on which I held the same at the time of the execution hereof, and I, the Transferee, do hereby agree to receive the said shares subject to the conditions aforesaid.”

As witness we have hereunto set our hands on the       day of          , 20 .

Transferor	Transferee

Witness to the Transferor	Witness to the Transferee

43.	The Company may close the Shareholders’ Register for a period of time as the Board of Directors deems fit and provided that the said period shall not exceed thirty (30) days in each year. The Company shall deliver notice to the shareholders regarding the closing of the Shareholders’ Register in accordance with the provisions set forth in these Articles regarding delivery of notices to shareholders.

44.

(a)	Each instrument of transfer shall be delivered to the Office for the purpose of its registration together with the share certificate of the share subject matter of the transfer, if issued, and any other proof as demanded by the Board of Directors of the Company. The instruments of transfer that are registered shall be kept by the Company, however any instrument of transfer that the Board of Directors refuses to register shall be returned upon demand to the person that delivered them together with the share certificate (if delivered). In the event the Board of Directors refused to approve the transfer of shares, it shall deliver notice to the transferor in respect whereof no later than thirty (30) days as of the date of receiving the instrument of transfer.

(b)	The Company may demand payment of fees for registration of the transfer in the amount set by the Board of Directors of the Company.

45.	The guardians and the administrators of a single shareholder who passed away or, in the event of no administrator or guardian was appointed, the persons who are entitled to the share as the heirs of the single shareholder who passed away shall be the only ones whom the Company will acknowledge as having a right in the share that was recorded in the name of the deceased shareholder.

46.	In the event a share was registered in the name of two or more holders, the Company shall acknowledge only the living shareholder or shareholders as the persons who are entitled to the Share or a benefit in the Share however this shall not exempt the estate of a joint holder of a Share in the security from any obligation with respect to the security he held jointly. In the event a share was registered in the name of a number of joint holders as aforesaid, each of the said holders shall be entitled to transfer his right.

47.	Any person who becomes entitled to a share due to the death of a shareholder, shall be entitled, upon presenting proof regarding execution of a will or appointment of a guardian or furnishing a succession order attesting that he is entitled to the shares of the deceased shareholder to be registered as a shareholder in respect of these shares or may, subject to the provisions set forth in these Articles, to transfer the said shares.

48.	The Company may acknowledge a receiver or a liquidator of a shareholder which is a corporation that is under liquidation or dissolution or a trustee in bankruptcy or any receiver of a bankrupt shareholder as having rights in the shares listed in the name of such shareholder.

49.	The receiver or the liquidator of a shareholder that is a corporation under liquidation or dissolution or the trustee in bankruptcy or any receiver of a bankrupt shareholder may be registered as a shareholder in respect of these shares or may, subject to the provisions set forth in these Articles, transfer the said shares, after furnishing the proof as demanded by the Board of Directors attesting that he is entitled to the shares of the shareholder that is under liquidation or dissolution or bankruptcy and upon obtaining the approval of the Board of Directors (and the Board of Directors may refuse such demand without providing any reasons for its refusal).

50.	The provisions set forth above regarding the transfer of Shares shall apply to the transfer of other securities of the Company, mutatis mutandis.

Redeemable securities

51.	The Company shall be entitled to issue or allot redeemable securities subject to the provisions set forth in these Articles in respect of the issue of securities.

52.	In the event the Company issued redeemable securities it may redeem them and the restrictions imposed by virtue of the Second Chapter of the Seventh Part in the Companies Law shall not apply thereto.

53.	In the event the Company issued redeemable securities it may attach to them rights attached to shares including voting rights and right of participation in profits.

Change in capital

54.	From time to time, the Company may, upon passing a resolution of the General Meeting that was passed with an ordinary majority, increase its registered share capital by classes of shares as it sets forth.

55.	Unless otherwise stated in a resolution that approves the increase of the share capital as aforesaid, the provisions set forth in these Articles shall apply to the new shares.

56.	Upon passing a resolution in the General Meeting by an ordinary majority, the Company may:

(a)	Consolidate and redistribute its share capital into shares of par value that is greater than the par value of its existing shares and in the event its shares are without par value — into capital comprising of a smaller number of Shares and provided that that this shall not change the rate of holdings of the shareholders in the issued capital.

For the purpose of executing such resolution as aforesaid the Board of Directors may settle any difficulty that arises and, inter alia, issue certificates for fractions of shares or certificates in the name of a number of shareholders that will include fractions of shareholders due to them.

Without derogating from the powers of the Board of Directors, in circumstances when as a result of the consolidation shareholders hold fractions of shares, the Board of Directors may, upon obtaining the approval of the General Meeting by an ordinary majority:

(1)	Sell all the fractions and for that purpose to appoint a trustee on whose name the share certificates including the fractions shall be issued and the trustee shall sell the fractions and the proceeds obtained with deduction of commissions and expenses shall be distributed to those entitled; or —

(2)	Allot to each shareholder holding a fraction following the consolidation shares of the class of shares prior to the consolidation, fully paid-up in such number whose consolidation with the fraction will suffice to form one full consolidated Share and such allotment as aforesaid shall be deemed to be in effect shortly before the consolidation; or —

(3)	State that shareholders shall not be entitled to receive a consolidated share in respect of a fraction of a consolidated share that results from the consolidation of half or more of the number of shares whose consolidation creates one consolidated share and shall be entitled to receive a consolidated share in respect of a fraction of a consolidated share resulting from the consolidation of more than half of the number of shares whose consolidation created one consolidated share;

In the event that an action performed in accordance with the provisions set forth in paragraphs (2) or (3) above requires the issue of additional shares, then payment of the said shares shall be made in the manner of payment of bonus shares. Such consolidation and division as aforesaid shall not be deemed as modification of the rights attached to the shares subject matter of the consolidation and division.

(b)	Distribute by way of redistribution of its existing shares, in whole or in part, its share capital, in whole or in part, into shares of par value that is lower than the par value of the existing shares, and if its shares are without par value — into issued capital comprising of a greater number of Shares and provided that that this shall not change the rate of holdings of the shareholders in the issued capital.

(c)	Cancel registered share capital that was not yet allotted on the date of passing the resolution and provided that there is no obligation of the Company, including a contingent obligation, to allot the shares.

(d)	Reduce shares in the issued capital of the Company in such manner that these shares will be canceled and all consideration paid in respect of their par value will be recorded in the books of the Company as a capital fund that shall be deemed for all intents and purposes as a premium that was paid on the shares remaining in the issued capital of the Company.

(e)	Consolidate its share capital, in whole or in part, into one class of shares and, in this regard, the Company may resolve on payment of compensation to the shareholders in the Company, in whole or in part, in respect of the consolidation of capital by way of allotment of bonus shares to the said shareholders.

General Meetings

57.	The Company will hold an Annual Meeting each year and no later than fifteen (15) months after convening of the last Annual Meeting. A General Meeting other than an Annual Meeting shall be deemed as an Extraordinary Meeting.

58.	The agenda in the Annual Meeting shall include the following matters specified hereunder:

(a)	A discussion of the audited financial statements of the Company, together with the report of the Board of Directors on the state of affairs of the Company submitted to the General Meeting;

(b)	Appointment of directors;

(c)	Appointment of an auditor and receiving a report on the auditor’s fees;

(d)	Proposals that the Board of Directors decided to present for vote in the General Meeting;

59.	Whenever the Board of Directors deems fit it may convene an Extraordinary Meeting at its discretion, and Extraordinary Meetings shall be convened upon such demand as aforesaid made by two directors or one quarter of the directors who serve in office at the time or at the demand of one or more shareholders holding at least five percent (5%) of the issued capital and one percent (1%) at least of the voting rights in the Company or one or more shareholder holding at least five percent (5%) of the voting rights in the Company.

In the event the Board of Directors is required to convene an Extraordinary Meeting by any of the entities specified in this Article 59 above, it shall convene the said meeting within twenty one (21) days as of the date of receiving such demand as aforesaid for a date to be specified in the notice on the Extraordinary Meeting, as specified in Article 62(b) hereunder and provided that the date of convening shall be no later than thirty five (35) days as of the date of publishing the notice unless otherwise stated in respect of a meeting to which Article G in the Second Chapter of Companies Law applies.

60.	In the event the Board of Directors did not convene an Extraordinary Meeting as specified in section 59 above, the demanding party, and in the event of shareholders – part of the shareholders holding more than half of their voting rights, may convene the meeting by himself and provided that the meeting is not held three months as of the date such demand was submitted as aforesaid and the meeting shall be convened, to the extent possible, in the same manner that meetings are convened by the Board of Directors.

61.

(a)	The Board of Directors shall prescribe the agenda in the General Meeting, and the agenda shall include matters for which the convening of an Extraordinary Meeting is required in accordance with Article 59 above and items as specified in section (b) hereunder.

(b)	One or more shareholders holding at least one percent (1%) of the voting rights in the General Meeting may request from the Board of Directors to include an item on the agenda to be convened in the future and provided that the item is appropriate for discussion in the General Meeting.

(c)	Such request made as specified in section (b) above shall be delivered to the Company in writing at least seven (7) days prior to delivery of notice on the convening of the General Meeting and the proposed wording of the resolution by the shareholders shall be enclosed therewith.

62.

(a)	A notice on the convening of a General Meeting shall be published in at least two widely circulated newspapers in Hebrew on the dates prescribed by law, and the Company shall not deliver any further notice to the shareholders who are registered in the Shareholders’ Register of the Company.

(b)	The notice on the convening of the General Meeting shall indicate the type of the meeting, the place of convening the meeting and its time, description of the items on the agenda, summary of the proposed resolutions, the required majority for passing the resolutions, the date for determining the entitlement of all shareholders to vote in the General Meeting and any additional detail as required by law. In the event a date was set for an adjourned meeting not on the same day in the next week in the same time and place the said date shall be specified in the notice.

63.	The General Meeting may exercise the powers vested in another organ of the Company. In the event the General Meeting exercised powers that are vested in the Board of Directors by law, the obligations, rights and liabilities that apply to directors regarding the exercise of the said rights shall apply to the shareholders, mutatis mutandis, and the provisions set forth in the third, fourth, and fifth chapter of Part Six of the Law shall apply to the shareholders in respect of their attendance in the meeting and manner of voting thereat, while taking into account their holdings in the Company.

64.	Any defect in good faith in the convening or direction of the General Meeting or any other defect resulting from failure to uphold a provision or a condition set forth in the Law or in these Articles, including regarding the manner of convening or directing the General Meeting shall not disqualify any resolution that was passed in the General Meeting and shall not impair the discussions held in that meeting, subject to the provisions set forth in any law.

Voting rights

65.	A shareholder who desires to vote in the General Meeting shall prove to the Company his ownership of the share as required by law.

66.

(a)	The Company may set a record date for the purpose of determining entitlement to attend and vote in the General Meeting, and provided that the said date shall not be 21 days prior to the date that was set for holding the General Meeting and shall not fall below 4 days prior to the date of convening the meeting.

(b)	Notwithstanding the said in subsection (a) above, in a General Meeting whose agenda includes the items specified in Section 87(a) of the Companies Law the Company shall set a record date that shall apply no more than 40 days and no less than 28 days prior to the date of convening of the General Meeting unless the Law allows to set a record date earlier.

67.	A shareholder who is a minor and a shareholder who was declared by a competent court as a legally incompetent person may vote solely via their legal guardians, and any guardian as aforesaid may vote by proxy.

68.	Subject to the provisions set forth in any law, in the event of joint holders of a share, each of the said holders may vote in each meeting whether by himself or by proxy with respect to the said share, as if he was the sole holder of that share. If more than one of the joint holders of shares attended the meeting, whether by themselves or by proxy, the shareholder whose name is first listed in the Shareholders’ Register with respect to that share or in a certificate regarding his ownership of the share or another instrument as set forth by the Board of Directors for the purpose of this matter, as the case may be, shall vote in the meeting. A number of guardians or a number of administrators of a registered shareholder who passed away shall be deemed as joint holders of shareholders for the purpose of this section.

69.	Shareholders may vote in person or by proxy in accordance with the provisions set forth hereunder.

70.	A corporation that is a shareholder in the Company may authorize, at the discretion of its directors or any other of its executive bodies, a person it deems fit to serve as its representative in each General Meeting. A person who was authorized as specified above shall be entitled to exercise the same voting rights that the corporation itself could have exercised if it was a sole shareholder on behalf of the corporation he represents. The chairman of the meeting may demand from any authorized person as aforesaid reasonable proof attesting that he is an authorized representative of the corporation as a condition for the participation of that person in the meeting.

It is clarified that the said in Articles 71 to 75 hereunder regarding the instrument of appointment shall not apply to the authorized representative of the corporation however solely to the proxy to the vote on behalf of the corporation.

71.	Any instrument appointing a proxy for the vote (“Instrument of Appointment”) shall be made in writing and shall be signed by the appointing person or his representative who was authorized in writing to make such appointment and in the event the appointing entity is a corporation the appointment shall be made in writing and signed by the authorized signatories of the corporation and shall bear the stamp of the corporation are the signature of its authorized representative.

72.	The Instrument of Appointment or a copy thereof, to the satisfaction of the Board of Directors, shall be deposited in the Office or in a place designated to convene the meeting no less than 48 hours prior to the date set forth for the meeting where the person specified in the Instrument of Appointment is about to vote. However, the chairman of the meeting may waive this demand in respect of all the attendants in any particular meeting and accept their Instrument of Appointment upon commencement of the meeting.

73.	A shareholder holding more than one share shall be entitled to appoint more than one proxy subject to the provisions set forth hereunder:

(a)	The Instrument of Appointment shall indicate the class and number of Shares in respect of which it was issued;

(b)	In the event the number of shares of any class specified in the Instruments of Appointment that were issued by one shareholder exceeded the number of shares of the same class held by that shareholder, all Instruments of Appointment that were issued by that shareholder in respect of the excess shares shall be null and void without derogating from the effect of the vote in respect of the Shares held by him;

(c)	In the event when only a representative was appointed by a shareholder, and the Instrument of Appointment does not specify the number and class of shares in respect of which it was issued, the Instrument of Appointment shall be deemed to have been issued in respect of all the shares held by the shareholder on the date of depositing the Instrument of Appointment with the Company or on the date of furnishing the Instrument of Appointment to the chairman of the meeting, as the case may be. If the Instrument of Appointment was issued in respect of a number of shares that is less than the number of shares held by the shareholder, the shareholder shall be deemed to have abstained in the vote in respect of the remaining shares held by him and the Instrument of Appointment shall be in effect solely in respect of the number of shares specified in it.

74.	The Instrument of Appointment for the General Meeting shall be prepared and filled in the following manner or any other similar or ordinary manner as approved by the Chairman of the Board:

“I,                          from                      being a shareholder of                          Ltd (“The Company”), hereby appoint                      ID. No.                    from                      or, in his absence,                        ID. No.                    from                     or, in his absence,                          ID. No.                    from                  as my proxy to attend and vote on my behalf in respect of                   shares with the following class                      held by me in the General/Extraordinary Meeting of the Company/meeting of shareholders holding the following class of shares                  , to be held on the           day in the month of             in the year                and at any adjournment thereof.

And in witness hereof I am hereby undersigned on the        day in the month of           in the year             .

Signature	”

75.	Voting in accordance with the Instrument of Appointment shall be in effect despite the passing of the appointing person, or despite the revocation of the Instrument of Appointment or the transfer of the share in respect of which the vote was made as aforesaid unless a written notice regarding the death, revocation or transfer was received in the Office of the Company by the chairman of the meeting prior to the vote.

Deliberations and passing of resolutions at the General Meetings

76.	A General Meeting may not be opened unless a quorum is present within thirty minutes from the time designated for the meeting. Unless otherwise stipulated in the Companies Law or in these Articles, a quorum shall be formed when at least two (2) shareholders holding jointly at least one fifth (1/5) of the voting rights in the Company are present by themselves or by proxy.

77.	If within thirty minutes from the time that was designated for the meeting no quorum is present, the meeting shall stand adjourned for the same day in the next week in the same time and place or any other date unless the notice on the meeting and the adjourned meeting and the items for which the first meeting was called shall be deliberated in the adjourned meeting. If no quorum is present in the adjourned meeting thirty minutes from the time designated for the meeting the adjourned meeting shall be held with any number of attendants.

If the General Meeting was convened at the demand of shareholders, the adjourned meeting shall be held only if a shareholder, one or more, holding at least five percent (5%) of the issued capital and one percent (1%) at least of the voting rights in the Company or a shareholder, one or more, holding at least five percent (5%) of the voting rights in the Company attended in the meeting.

78.	The Chairman of the Board shall serve as chairman of the meeting. In the event the Chairman of the Board does not attend the meeting, the meeting shall elect a chairman, and the election shall be made upon commencement of the meeting that shall be opened, subject to the presence of a quorum, by the Secretary of the Company or by a shareholder that was authorized by the Secretary of the Company for the purpose of this matter.

79.	The chairman of the General Meeting may, upon obtaining the approval of a meeting in which a quorum is present, adjourn the meeting or the resolution on the item that was specified on the agenda, from time to time and place to place, and shall be obligated to adjourn such matters as aforesaid if so instructed by the meeting. The adjourned meeting shall discuss only items that were on the agenda and whose discussion was not completed or did not start in the meeting the decided on the adjournment.

80.	Subject to the provisions set forth in any law, a resolution in the General Meeting shall be passed by a count of votes in a manner that each share that confers a voting right shall grant one vote. In the event of a tie the resolution shall be deemed to have been rejected.

81.	The resolutions of the General Meeting shall be passed by an ordinary majority unless another majority was set in the Law or the Articles.

82.	In addition to the resolutions the General Meeting is entitled to pass and that are specified in these Articles and/or in the Companies Law, the resolutions of the Company on the following items shall be passed in the General Meeting in an ordinary majority (subject to the relevant provisions of the law):

(a)	Amendment of these Articles or the Memorandum of Association of the Company.

(b)	Exercising the powers of the Board of Directors in circumstances when the meeting stated that the Board of Directors was unable to exercise its powers and such exercise of its powers is essential for the proper management of the Company as specified in Section 52(a) of the Companies Law.

(c)	The appointment of the auditor of the Company, and termination of his employment.

(d)	The appointment and dismissal of directors for the Company.

(e)	The approval of actions and transactions that require the approval of the General Meeting.

(f)	Increasing and canceling the registered share capital.

(g)	Merger (within its meaning in the Companies Law).

83.	The declaration of the chairman that a resolution was passed unanimously or in a particular majority or was rejected and the minutes of the meeting that were signed by the chairman of the meeting shall serve prima facie proof of its content.

84.	From time to time, the Board of Directors may prescribe the resolutions in the General Meeting that may be voted by a ballot. Unless the Board of Directors prescribes otherwise and subject to the provisions set forth in the Companies Law and regulations set forth hereunder, the resolutions of the General Meeting on the following matters may also be passed by way of a ballot:

(a)	The appointment and dismissal of directors;

(b)	The approval of actions or transactions that require the approval of the General Meeting in accordance with the provisions set forth in Sections 255 and 268 to 275 of the Companies Law;

(c)	Approval of a merger in accordance with Section 320 of the Companies Law;

(d)	Any other matter prescribed by the Minister in the regulations that were set forth or that will be set forth by virtue of Section 89 of the Companies Law.

The Board of Directors

85.	The number of the members of the Board of Directors shall be set, from time to time, by the General Meeting in an ordinary majority of the shareholders or by the Board of Directors of the Company by an ordinary majority of the members of the Board of Directors and provided that the said number shall not fall below three members and shall not be greater than twelve including external directors.

86.

(a)	The directors shall be elected in a resolution passed by an ordinary majority of the shareholders that will be passed in the Annual Meeting. Each director who was elected shall serve in office until the next Annual Meeting. Notwithstanding the aforesaid, if no directors were appointed in the Annual Meeting, the directors that were appointed in the previous Annual Meeting shall continue to serve in office.

(b)	The director’s term in office shall take effect on the date of his appointment by the meeting as aforesaid, however, the meeting may set an appointment date that is later than the meeting date.

(c)	The General Meeting may dismiss a director at all times by an ordinary majority of the shareholders and may resolve at the time to appoint another person as a director instead of the said director. The director whose dismissal is on the agenda shall be afforded a reasonable opportunity to present his position to the General Meeting.

87.

(a)	A director shall be entitled at all times to appoint a person to serve as a substitute director in the Board of Directors (“Substitute Director”). Neither a person who is not competent to be appointed as a director nor anyone who serves as a director or as a Substitute Director shall not be appointed as a Substitute Director, unless this is permissible by law. A person who can be appointed a Substitute Director for the Board Committee can serve as a director, only if the candidate to be appointed as a Substitute Director for a Committee member does not serve in the same Board Committee, and if he is a Substitute Director for an external director, then the candidate for an external director must have accounting and financial proficiency or professional competence according to the competence of the substituted director. However, no Substitute Director shall be appointed instead of an external director unless it is done in accordance with the provisions set forth in this subsection (a) unless otherwise stipulated in the Law.

(b)	As long as the appointment of the Substitute Director is in effect, the Substitute Director shall be entitled to receive invitations to all meetings of the Board of Directors (without denying the right of the director to receive invitations) and attend and vote in any meeting of the Board of Directors from which the appointing director is absent.

(c)	Subject to the provisions set forth in the Instrument of Appointment appointing him, the Substitute Director shall have all the powers granted to the director whom he substitutes and he shall be deemed as a director.

(d)	A director who appointed a Substitute Director shall be entitled to cancel the appointment at all times. The Substitute Director’s term in office shall be terminated, if the director who appointed him (hereinafter: “Appointing Director”) delivered a written notice to the Company about termination of the appointment as aforesaid or about his resignation or if the Appointing Director’s term in office was terminated in any other manner.

(e)	Any appointment of a Substitute Director and termination of his appointment shall be made by way of delivery of written notice to the Company.

88.	A director who no longer serves in office may be reappointed subject to his competence to serve as a director in the Company.

89.	The position of a director shall be automatically vacated upon the occurrence of each of the following cases:

(a)	If the director resigned from office or was dismissed from office in accordance with the provisions set forth in Sections 229-231 of the Companies Law.

(b)	If the director was convicted of an offense as specified in Section 232 of the Companies Law.

(c)	If the court decided to instruct termination of his office in accordance with the provisions set forth in Section 233 of the Companies Law.

(d)	If he was declared bankrupt, and in the event of a corporation – it resolved on voluntary liquidation or a liquidation order was issued against it.

(e)	Upon his death.

(f)	If he became a legally incompetent person.

90.	In the event the office of a director is vacated, the remaining directors shall be entitled to take action in any matter, as long as the number of directors does not fall below three. In the event the number of directors is less than the minimal number as specified above, the Board of Directors shall not be entitled to act however solely for the purpose of convening a General Meeting for the purpose of appointing additional directors.

91.	The directors may appoint immediately or for any future date a director or additional directors that will serve in office until the next Annual Meeting and provided that the total number of the members of the Board of Directors shall not be greater than 12.

92.	Subject to obtaining all the required approvals in accordance with the law, directors shall be entitled to payment and compensation in respect of their term in office, and each director shall be entitled to receive reimbursement for his reasonable expenses for travel and other expenses in connection with his participation in the meetings of the Board of Directors and in fulfilling his office as member of the Board of Directors.

93.	At least two external directors shall serve in the Company when at least one is a director with accounting and financial proficiency and the other shall have professional competence within its meaning in Section 240 of the Companies Law, and the provisions set forth in the Companies Law regarding this matter shall apply to their term in office, including in respect of the payments the said directors are entitled to receive.

Powers and responsibilities of the Board of Directors

94.	The Board of Directors shall outline the policy of the Company and shall oversee the performance of the CEO and his actions, and shall be vested with the powers of the Company that were not vested by the law or the Articles to any other organ.

95.	The Board of Directors may delegate its powers to the CEO and to any of the committee of the Board of Directors subject to the restrictions set forth by law.

96.
(a)	The Board of Directors may exercise the powers granted to the CEO for a particular matter or for a particular period of time at its sole discretion upon passing a resolution that shall be passed by a majority of the votes of directors.

(b)	Without derogating from the aforementioned, the Board of Directors may instruct the CEO how to act in a particular matter. In the event the CEO failed to fulfill the instruction, the Board of Directors may exercise the power required for the purpose of fulfilling the instruction instead of the CEO.

(c)	In the event the CEO is unable to exercise his powers, the Board of Directors shall be entitled to exercise these powers instead of the CEO.

Meetings of the Board of Directors

97.	The Board of Directors shall convene meetings according to the requirements of the Company and at least once every three (3) months.

98.	The Chairman of the Board may convene the Board of Directors at any time. In addition, one director may demand to convene a meeting of the Board of Directors on a matter that will be specified.

99.

(a)	Any notice on convening of a meeting of the Board of Directors may be delivered verbally, over the phone, in writing (including by fax or email) or by a telegram and provided that the notice is delivered at least twenty-four (24) hours before the date designated for the meeting, unless all members of the Board of Directors or their substitutes (if any) agreed on shorter notice or on convening without notice.

(b)	A director who leaves the State of Israel (hereinafter: “Absent Director”) and who desires to receive notice during the period of his absence shall leave with the Secretary of the Company sufficient contact details to receive notice about the meeting of the Board of Directors during the period of his absence (an Absent Director who left details with the Secretary of the Company as specified above together with directors who are in the State of Israel: “Directors Entitled to Receive Notice”).

(c)	An Absent Director that did not leave his contact details as specified in this section above shall not be entitled to receive notice during the period of his stay abroad unless the said director requested to deliver the notice to a substitute director that will act as proxy and that was appointed in accordance with these Articles.

(d)	A record made by the Secretary of the Company shall be deemed as peremptory evidence of delivery of notice to an Absent Director who is entitled to receive notice.

100.	The notice on the meeting of the Board of Directors shall specify the date and time of the meeting, the place of the meeting and reasonable description of all the items on the agenda.

The Chairman of the Board shall set out the agenda of the meeting of the Board of Directors and the agenda shall include all the items as set out by the Chairman of the Board and any item that a director or the CEO requested from the Chairman of the Board, a reasonable time prior to convening the meeting of the Board of Directors to include on the agenda.

101.	The majority of the members of the Board of Directors who are entitled to receive notice and whose participation and voting in the meeting of the Board of Directors shall constitute a quorum required to open a meeting of the Board of Directors. The quorum shall be inspected upon commencement of the meeting.

Notwithstanding the aforesaid, in any event the quorum regarding a resolution of the Board of Directors on termination of the term in office of the internal auditor shall not fall below the majority of the members of the Board of Directors.

102.	The Board of Directors shall elect one of its number to serve as Chairman of the Board. The Chairman of the Board shall preside at the meeting of the Board of Directors. In the event the Chairman of the Board is absent from the meeting or in the event the Chairman of the Board refuses to preside at the meeting, the members of the Board of Directors shall elect a person among them to serve as chairman of the meeting, preside over the meeting and sign the minutes of the meeting.

103.	Resolutions of the Board of Directors shall be passed in an ordinary majority. Each director shall have one vote when voting in the Board of Directors. The Chairman of the Board shall have no additional or casting vote.

104.	Each meeting of the Board of Directors in which a quorum was present shall be entitled to exercise all powers, powers of attorney and discretionary powers that are vested to the Board of Directors at the time or that are ordinarily exercised by the Board of Directors in accordance with the provisions set forth in these Articles.

105.	The Board of Directors may hold meetings by using any means of telecommunication and provided that all directors attending the meeting can hear each other simultaneously.

106.	The Board of Directors may pass resolutions even without actually convening and provided that all directors that are entitled to receive notice and that are entitled to attend in the meeting and vote on the proposal put to vote agreed not to convene to deliberate over the said matter. In such circumstances as aforesaid a minutes of resolutions shall be prepared including the resolution not to convene a meeting and shall be signed by the Chairman of the Board.

106A.     A resolution that was passed without actually convening shall be signed by the Chairman of the Board and provided that all Directors entitled to receive notice and who are entitled to attend and vote in the meeting on the proposal that was put to vote agreed to the said (and provided that their number will not fall below two) or a written resolution signed by all members of the Board of Directors that are entitled to receive notice and that are entitled to participate in the discussion and vote on the proposal that was put to vote (and provided that their number shall not fall below two) shall be in accordance with the provisions of the Law, and shall be legal and valid as a resolution that was duly passed in the meeting of the Board of Directors that was convened and held in accordance with the provisions set forth in these Articles.

107.	Subject to the provisions set forth in any law, all actions that were implemented by or in accordance with the resolution of the Board of Directors or by a meeting of the Board of Directors or by a person serving as a member of the Board of Directors shall be in effect even if it is discovered afterwards that there was a defect in the election of the said members of the Board of Directors or the persons serving as aforesaid or that all or each were incompetent as if each was elected by law and as if each possessed the skills required to serve as member of the Board of Directors or the said committee.

Board Committees

108.	The Board of Directors shall be entitled to form Board Committees. Persons who are not members of the Board of Directors shall not serve in a Board Committee to which the Board of Directors delegated its powers. A person who is not a director may be entitled to be a member in the Board Committee, the function of which is to consult the Board of Directors or to recommend only. Subject to the provisions set forth in the Companies Law and these Articles, the Board of Directors may delegate its powers or any part thereof to such Committees as aforesaid. At least two directors shall serve in each committee.

109.	Each committee that is formed in accordance with the provisions set forth in Article 108 above is obligated, when exercising its powers, to uphold all the provisions set forth by the Board of Directors. The meetings and actions of each committee as aforesaid shall be directed in accordance with the provisions set forth in these Articles regarding the meetings and actions of the Board of Directors, to the extent that they are appropriate and to the extent that no provisions that were set forth by the Board of Directors came in their place.

110.	A committee of the Board shall deliver current reports to the Board of Directors about its resolutions or recommendations at the discretion of the Board of Directors.

111.	The Board of Directors may cancel a resolution of a committee it appointed, however, the said cancellation shall not derogate from the effect of a resolution of a committee according to which the Company acted against another person who had no knowledge regarding its cancellation.

All actions that were performed in good faith at the meetings of the Board of Directors or by a committee of the Board of Directors or by any person acting as a director shall be in effect even if it is discovered afterwards that there was a defect in the appointment or a director or such person acting as aforesaid or that they or one of them were incompetent as if each such person was lawfully appointed and was competent to serve as a director.

Chief Executive Officer

112.	The CEO shall be appointed and dismissed by the Board of Directors, and the Board of Directors may appoint more than one CEO.

113.	The CEO shall be responsible for the current management of the affairs of the Company as part of the policy set forth by the Board of Directors and subject to its instructions, and he shall hold all executive and administrative powers that were not vested by the Companies Law or by these Articles in another organ of the Company, and the Board of Directors shall oversee performance his office.

Upon obtaining the approval of the Board of Directors, the CEO shall be entitled to delegate his powers to his subordinate. The approval may be general and granted in advance.

114.

(a)	The CEO shall notify the Chairman of the Board promptly regarding any extraordinary matter that is material for the Company and shall submit to the Board of Directors reports on matters, on dates and in the scope as set forth by the Board of Directors. In the event there is no Chairman of the Board of the Company or in the event the Chairman is unable to fill in his office, the CEO shall deliver notice to all members of the Board of Directors as mentioned.

(b)	The Chairman of the Board may, following his initiative or at the discretion of the Board of Directors, demand from the CEO a report about the business of the Company.

(c)	In the event such report or notice as aforesaid requires an action of the Board of Directors, the Chairman of the Board shall promptly call a meeting of the Board of Directors for the purpose of deliberating over the notice or passing a resolution on the required course of action.

Officers

115.	From time to time, the CEO shall be entitled to appoint officers for the Company (except for directors and a CEO) for permanent, temporary or ad-hoc positions as the CEO deems fit, and the CEO shall be entitled to terminate the services of one or more of the officers specified from time to time at his sole and absolute discretion.

116.	The CEO may prescribe, subject to the provisions set forth in the Companies Law, the powers and responsibilities of the officers appointed by him as aforesaid and the terms of their office.

The internal auditor

117.	The Company’s Board of Directors shall appoint an internal auditor in accordance with the proposal made by the Audit Committee.

118.	The internal auditor shall inspect the compliance of the actions of the Company with the law and proper business management, inter alia.

119.	The organizational supervisor over the internal auditor shall be the Chairman of the Board, unless otherwise stated by the Board of Directors of the Company.

120.	The internal auditor shall submit for the approval of the Board of Directors a proposal for an annual or periodic work plan, and the Board of Directors shall approve the said plan with modifications as it deems fit.

The auditor

121.	The auditor, one or more, shall be appointed in each Annual Meeting and shall serve in office until the end of the Annual Meeting convened thereafter. Notwithstanding the aforesaid, the General Meeting may, upon a resolution passed in an ordinary majority, appoint an auditor who will serve in office for a longer period that shall not exceed the end of the third Annual Meeting after the meeting in which he was appointed.

122.	The General Meeting may terminate the auditor’s term in office subject to and in accordance with the provisions set forth in the Companies Law.

123.	The fees paid to the auditor for the audit shall be determined by the Board of Directors that shall report about the terms of employment of the auditor at each Annual Meeting.

124.	The fees of the auditor for additional services provided to the Company other than an audit shall be determined by the Board of Directors that shall report in each Annual Meeting about the terms of engagement of the auditor in respect of the additional services, including payments and obligations of the Company towards him; for the purpose of this section, “auditor” – including a partner, associate of the auditor including a corporation under his control.

Effect of actions and approval of ordinary transactions

125.	Subject to the provisions set forth in any law, all actions that were performed by the Board of Directors or by a Board Committee or by any person acting as a director or as a member of the Board Committee or by the CEO, as the case may be – shall be in effect even if it is discovered afterwards that there was a defect in the appointment of the Board of Directors, the Board Committee, the director who is a member of the Committee or the CEO, as the case may be, or that any of the aforesaid officers was incompetent to serve in office.

126.	An officer who has personal interest in an action of the Company shall disclose his interest to the Company a reasonable time prior to the date of deliberating over the approval of the action, including any material fact or document.

127.	A transaction of the Company with an officer of the Company or a transaction of the Company with another person in which an officer of the Company has personal interest and which is not an extraordinary transaction shall be approved by the Board of Directors except for the terms of employment of officers of the Company that are subject to the CEO of the Company, which will be approved by the CEO of the Company. The approval of the Board of Directors may be granted by way of issuing a general approval for a particular type of transactions or by approving a specific transaction.

128.	An extraordinary transaction of the Company with an officer of the Company and an extraordinary transaction of the Company with a controlling shareholder thereof or an extraordinary transaction of the Company with another person wherein an officer of the Company or the controlling shareholder of the Company has personal interest shall be approved in the manner prescribed by law.

Distribution

129.	The resolution of the Company on distribution shall be passed by the Board of Directors of the Company and subject to the restrictions set forth by law.

Dividend and bonus shares

130.	Subject to any special or restricted rights that are attached to any class of shares, a dividend or bonus shares shall be distributed pro-rata according to the amount of the paid-up capital on the par value of the shares without taking into account the premium that was paid on the shares.

131.	The Company may set a record date in respect of right to receive dividend and provided that the said date is later than the date of the resolution on distribution of a dividend.

132.	The Board of Directors may withhold any dividend, benefit, rights or amounts about to be paid in respect of shares over which the Company has a lien and/or encumbrance and use any amount as aforesaid or realize any benefit and exercise any right and use the consideration obtained from this realization to settle the debts of the said shareholder over which the Company has a lien and/or charge.

133.	The transfer of a share shall not grant to the transferee the right to a dividend or to any other distribution that was declared after the said transfer and prior to the registration of the transfer. Notwithstanding the aforesaid, in the event the transfer of the shares requires the approval of the Board of Directors, the date of approval shall supersede the date of recording the transfer.

134.	A dividend whose payment is not demanded within a period of seven (7) years as of the date a resolution on its distribution was passed, shall be deemed to have been forfeited by the person entitled to it and shall be returned to the Company.

135.	Unless otherwise stated, each dividend may be paid by a check or a payment order delivered by mail according to the registered address of the person entitled to the dividend or, in the event of joint registered holders, to the member whose name is listed first in the Shareholders’ Register with respect to the joint ownership. Each check as aforesaid shall be made in favor of the person to whom it is delivered and its repayment shall serve as release with respect to all payments made in connection with the said share.

136.	The Board of Directors may deduct from each dividend or any other distribution payable in connection with the shareholders held by the shareholder, whether he is their sole holder or jointly with another shareholder, any amount owed by him and that the said shareholder is required to settle for the Company whether solely or jointly with another at the expense of calls for payment and other such issues.

137.	The Board of Directors may, at its discretion, allocate to special funds any amount from the profits of the Company or following revaluation of its assets or its relative share in revaluation of the assets of affiliated companies and determine the designation of these funds.

Merger

138.	The approval of merger (within its meaning in the Companies Law) shall require the majority of the shareholders unless otherwise stated expressly by law.

Minutes

139.	The Company shall keep a Minutes Register of General Meetings, Class Meetings, meetings of the Board of Directors and meetings of the Board Committees, and it shall keep the said minutes in its Registered Office or in any other address in Israel as it notified to the Registrar of Companies for a period of seven (7) years as of the date of the General Meeting or the meeting, as the case may be.

140.	Each minutes shall include the following particulars:

(a)	The time and place where the meeting or the General Meeting was held;

(b)	The names of the attendants, and whether the attendants are representatives or substitutes, the names of the empowering parties or the appointing parties and, in a Shareholders’ Meeting, the number of shares by virtue of which the voting is held and their class;

(c)	Summary of the discussions, course of the discussions and the resolutions that were passed;

(d)	Instructions that were set forth by the Board of Directors to the Board Committees or to the CEO;

(e)	Documents, reports, certificates, opinions and other such issues that were presented, discussed and/or attached.

141.	Such minutes of the General Meeting signed by the chairman of the meeting shall serve as prima facie proof of its content. The minutes of the meeting of the Board of Directors or a Board Committee that was approved and signed by the director that chaired the meeting shall serve as prima facie proof of its content.

Shareholders’ Register

142.	The Company shall keep a Shareholders’ Register and shall record the following particulars therein:

(1)	With respect to registered shares —

(a)	The name, ID No. and address of each shareholder as provided to the Company;

(b)	The number and class of shares held by each shareholder with indication of their par value, if any, and if any amount on account of the consideration that was set for any share has not been paid — the unpaid amount;

(c)	The date of allotment of the shares or the dates of their transfer to the shareholders, as the case may be;

(d)	In the event the shares were marked with serial numbers, the Company shall indicate next to the name of each shareholder the number of Shares registered in his name;

(2)	With respect to bearer shares –

(a)	Indication of the fact of allotment of bearer shares, the date of their allotment and the number of shares that were allotted;

(b)	The numbering of the bearer shares and the bearer share certificates;

In the event the bearer share certificate was revoked at the request of the shareholder, the name of the shareholder shall be recorded in the primary register with an indication of the number of the shares registered to his name.

(3)	With respect to dormant shares — their number and the date they became dormant as known to the Company.

(4)	With respect to shares that do not grant voting rights in accordance with Section 309(b) of the Law or in accordance with Section 333(b) of the Law – also their number and the date when they became shares that do not confer voting rights – as known to the Company.

(5)	All other details that are required in accordance with the Companies Law or these Articles or are authorized to be registered in the Shareholders’ Register.

143.	The Company may keep another Shareholders’ Register outside Israel.

144.	The Shareholders’ Register shall serve as prima facie proof of its content. In the event of discrepancy between the information specified in the Shareholders’ Register and a share certificate, the information contained in the Shareholders’ Register shall prevail.

Notices

145.	A notice on the convening of a General Meeting shall be delivered in accordance with the provisions set forth in Article 62.

146.

(a)	Notices that the Company is obligated to deliver by law to its shareholders registered in the Shareholders’ Register in accordance with the provisions set forth in Article 62 above shall be delivered to the shareholder or sent to that shareholder according to the last address the said shareholder provided to the Company. In the event a notice was delivered by mail, the notice shall be deemed to have reached its recipient, if delivered to an address in Israel – within seventy two (72) hours from the time of its delivery and if delivered to an address abroad – within ten (10) days as of the date of its delivery.

(b)	The Company may deliver notice to the shareholders, whether the said shareholders hold bearer shares or registered shares, by publishing notice in two widely circulated newspapers in Hebrew as specified in Article 62 above, and the date of publication in the newspaper shall be deemed as the date on which the notice was received by the shareholders.

The provisions set forth in subsection (a) shall not apply where the Company chose to deliver notice in accordance with the provisions set forth in this subsection (b) unless there is an express statutory obligation to publish notice in any other manner.

(c)	The stated in paragraphs (a) and (b) above shall not impose any obligation on the Company to deliver notice to any person who did not provide to the Company an address in Israel.

147.	A shareholder shall be deemed to have not provided an address to the Company in each of the following cases:

(a)	When the Company delivered a registered mail letter to the last address provided by him, in which he was requested to confirm that the stated address was still his address or notify to the Company about a new address, and the Company did not receive an answer within thirty (30) days as of the date of delivery of notice.

(b)	When the Company delivered a registered mail letter to the last known address, and the Israel Postal Company – upon returning of the letter or without returning it – notified the Company that he did not reside at that address, or for any other similar reason.

148.	The Company may deliver notice to joint holders of a share by delivery of notice to the shareholder whose name is listed first in the Shareholders’ Register with respect to the said share.

149.	Any document or notice that were delivered by the Company in accordance with the provisions set forth in these Articles shall be deemed to have been duly delivered despite the death, bankruptcy or liquidation of the said shareholder (whether or not the Company was aware of this) as long as another person was not registered in his place as a shareholder, and delivery of such notice as aforesaid shall be deemed as sufficient for all intents and purposes with respect to any person interested in the said shares.

Liquidation of the Company

150.	In the event of liquidation of the Company, whether voluntarily or in any other manner, then, unless otherwise stated expressly in these Articles or in the terms of issue of any share, the following provisions shall apply:

(a)	The liquidator shall first use all the assets of the Company for the purpose of repaying its debts (the assets of the Company after repayment of its debts shall be referred hereinafter: “Surplus Assets”).

(b)	Subject to special rights attached to shares, the liquidator shall distribute the Surplus Assets pro-rata to the shareholders according to the par value of the shares.

(c)	Upon obtaining the approval of the Company in a resolution passed in the General Meeting by a majority of the shareholders, the liquidator may divide the Surplus Assets of the Company or any part thereof among shareholders in kind and deliver each of the Surplus Assets to a trustee in a deposit in favor of the shareholders as the liquidator deems fit.

Exemption from liability

151.	The Company may exempt in advance an officer of the Company for his liability, in whole or in part, due to damage caused by breach of the duty of care towards the Company, save as breach of the duty of care in distribution, within its meaning in the Companies Law.

Liability insurance

152.	The Company may engage in an insurance contract to provide insurance coverage for the liability of an officer of the Company due to a liability imposed on him due to an act he committed by virtue of his position as an officer of the Company, in whole or in part, in any of the following:

(a)	Breach of the duty of care towards the Company or towards any other person;

(b)	Breach of fiduciary duties towards the Company, and provided that the officer acted in good faith and had reasonable grounds to assume that the action would not harm the good of the Company;

(c)	Expenses that the officer expended in connection with an Administrative Enforcement Proceeding held against him including reasonable litigation fees and attorney fees.

For the purpose of this matter:

“Administrative Enforcement Proceeding” — a proceeding in accordance with Chapter H3, H4 or I1 of the Securities Law.

“Securities Law” — Securities Law 5728-1968 as amended from time to time.

(d)	Payment to the party injured by the breach as specified in Section 52ND(a)(1)(a) of the Securities Law (“Payment to the Injured Party”).

(e)	Monetary liability imposed on him in favor of another person.

(f)	Any other action that may be insured in accordance with the Companies Law.

Indemnification

153.	Subject to the provisions set forth in the Companies Law, the Company may indemnify an officer of the Company due to liability or an expense as specified in paragraphs (a) to (f) hereunder that was imposed on him due to an action he committed by virtue of his position as officer of the Company:

(a)	Monetary liability that was imposed on him in favor of another person by a court ruling, including a ruling delivered in a settlement or an arbitration award that was certified by the court;

(b)	Reasonable litigation expenses, including attorney fees, that the officer expended due to an investigation or a proceeding instituted against him by a competent authority authorized to conduct an investigation or a proceeding and that ended without serving an indictment against him and without imposing on him monetary liability as an alternative to criminal proceeding or that ended without serving an indictment against him, but by imposing on him monetary liability as alternative to a criminal proceeding in an offense that does not require proof of mens rea; in this paragraph –

“Ending the proceeding without serving an indictment in a case under a criminal investigation” – shall mean closure of the case in accordance with the provisions set forth in Section 62 of the Criminal Procedure Law [Integrated Version] 5742-1982 (in this subsection: “Criminal Procedure Law”) or stay of proceedings by the Attorney General in accordance with the provisions set forth in Section 231 of the Criminal Procedure Law;

“Monetary liability as alternative to a criminal proceeding” – monetary liability that was imposed by law as alternative to a criminal proceeding, including an administrative fine in accordance with the Administrative Offenses Law, 5746-1985, fine on an offense that was set as a finable offense in accordance with the provisions set forth in the Criminal Procedure Law, financial sanction or forfeit.

(c)	Reasonable litigation fees, including attorney fees, that the officer expended or was compelled to pay by the court in a proceeding that was instituted against him by the Company on in its name or by another person, or a criminal accusation from which he was acquitted or in a criminal accusation in which he was convicted of commission of an offense that does not require proof of mens rea.

(d)	Expenses that the officer expended in connection with an Administrative Enforcement Proceeding held in his case including reasonable litigation fees, and attorney fees.

(e)	Payment to the injured party.

(f)	Liability or any other expense that is indemnifiable in accordance with the Companies Law.

154.	The Company may make a prior commitment towards an officer to indemnify that officer for a liability or an expense as specified in Article 153(b) to (f) above. In addition, the Company may make a prior commitment towards an officer to indemnify the said officer in respect of a liability as specified in Article 153(a) above and provided that the commitment to indemnify is limited to events that the Board of Directors deems as anticipated in light of the actual activities of the Company at the time of providing the commitment and for an amount or a criterion that the Board of Directors stated were reasonable under the circumstances of the case, and that the commitment to indemnify will specify the events that the Board of Directors deems as anticipated in light of the actual activities of the Company at the time of making the commitment and the amount or the criterion that the Board of Directors stated were reasonable under the circumstances of the case.

155.	In any event the total indemnification amount that the Company will pay (in addition to the amounts obtained from the insurance company, if obtained, as part of directors’ and officers’ liability insurance that the Company purchased, if purchased) to all officers in the Company cumulatively in accordance with all indemnification letters issued to these officers by the Company shall not exceed 25% of the equity of the Company in accordance with its last consolidated financial statements as of the date of payment of the indemnification.

156.	Sections 151-155 shall not apply in respect of one or more of the following events:

(a)	Breach of fiduciary duty, except for indemnification and insurance due to breach of fiduciary duty under the circumstances specified in Article 152(b) above.

(b)	Breach of the duty of care that was committed deliberately or recklessly unless solely committed in a negligent manner.

(b)	An act committed with the intent to generate unlawful personal profit.

(c)	A fine or forfeit imposed on the officer.

Binding the Company

157.

(a)	The signature of each person who is appointed by the Board of Directors, from time to time, in general or ad-hoc, whether by himself or with other persons together with the stamp of the Company or its printed name shall bind the Company.

(b)	The Board of Directors may prescribe separate signatory rights for different businesses of the Company and with respect to the amounts in respect of which the signatories are authorized to sign.

Amendment of Articles

158.	The Company may amend these Articles upon a resolution passed by an ordinary majority in the General Meeting.

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